VIASOFT, INC.
                           1997 EQUITY INCENTIVE PLAN

                        (AMENDED AS OF NOVEMBER 18, 1998)






















                                    EXHIBIT 4
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                                  VIASOFT, INC.
                           1997 EQUITY INCENTIVE PLAN

                         (AS AMENDED NOVEMBER 18, 1998)

ARTICLE 1:  PURPOSE.

         1.1 General. The purpose of the Viasoft, Inc. 1997 Equity Incentive Plan (the "Plan") is to promote the interests of Viasoft, Inc. (the "Company"), by enabling the Company to motivate, attract, and retain the services of persons upon whose judgment, efforts, and contributions the success of the Company's business depends. The plan is further intended to align the personal interests of such persons with the interests of stockholders of the Company through equity participation in the Company's growth and success. Capitalized terms not otherwise defined in the text are defined in Article 15.

ARTICLE 2:  EFFECTIVE DATE; TERM.

         2.1 Effective Date. The Plan shall become effective at the date and time of its approval by the stockholders of the Company (the "Effective Date"). The Plan shall be submitted to the stockholders of the Company for their approval at the 1997 Annual Meeting of the Company.

         2.2 Term. This Plan shall terminate on the tenth (10th) anniversary of the Effective Date, subject to Article 12.

ARTICLE 3:  SHARES SUBJECT TO THE PLAN.

         3.1 Number of Shares. The maximum number of shares of Stock reserved and available for delivery pursuant to Awards or which may be used to provide a basis of measurement or valuation of an Award shall be equal to the sum of (a) 1,700,000 shares, plus (b) any shares of Stock available for future awards under the Predecessor Plan as of the Effective Date, plus (c) the additional shares of Stock described below in this Article 3. No additional grants shall be made under the Predecessor Plan after the Effective Date. The limitations of this
Article 3 shall be subject to adjustment as provided in Section 11.1.

         3.2 Lapsed Awards. To the extent that an Award under the Plan or the Predecessor Plan is forfeited, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, terminates, expires or lapses for any reason, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
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         3.3  Payments in Stock.  Any shares of Stock  tendered  (by delivery or attestation) to the Company in connection with payment for Stock purchased pursuant to the Plan or any Predecessor Plan or payment of withholding taxes with respect to any Award shall be added back to the aggregate number of shares reserved and available for Awards under the Plan and only the number of shares of Stock issued net of the number of shares tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

         3.4 Limitations. Subject to adjustment as provided in Section 11.1, the following additional limitations apply under the Plan:

                  (a) The maximum number of shares of Stock that may be delivered pursuant to Awards of Incentive Stock Options shall be 1,700,000 shares.

                  (b) The maximum number of shares of Stock that may be subject to Awards of Options or Restricted Stock granted to any one Participant in a single fiscal year of the Company shall be 250,000 shares; provided, that the maximum number of shares of Stock that may be subject to Awards of Options or Restricted Stock granted to a Participant during the fiscal year of the Company during which his or her service first commences shall be 500,000 shares.

                  (c) The maximum payment that can be made for Awards granted to any one individual pursuant to Section 8 (Stock-Reference Awards) shall be $500,000 for any single or combined performance goal established for any annual performance. If an Award granted under Section 8 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of the share of Stock on the first day of the applicable performance period.

         3.5 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.

ARTICLE 4:  ELIGIBILITY.

         4.1 General. Awards may be granted only to an individual who is an officer, director or other employee (including employees who also are directors or officers), consultant, independent contractor, or adviser of the Company or a Subsidiary, and to other individuals the Company or a Subsidiary proposes to engage in one of the foregoing capacities, as determined by the Committee.

ARTICLE 5:  ADMINISTRATION.

         5.1 Committee. The Plan shall be administered by a Committee of the Board that is appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of two
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or more  individuals,  each of whom is a member of the Board and neither of whom is an officer or employee of the Company.

         5.2 Authority of Committee. The Committee has the exclusive power, authority, and discretion to:

                  (a) Designate Participants;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of shares of Stock subject to an Award;

                  (d) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof, any performance criteria, and any modification or amendment of any Award previously granted, based in each case on such considerations as the Committee in its sole discretion determines;

                  (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (g) Decide all other matters that must be determined in connection with an Award;

                  (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                  (i) Interpret the Plan, any Award, and any Award Agreement in its discretion; and

                  (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

         5.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or Nasdaq, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         5.4   Decisions   Binding.   All   decisions,    interpretations,   and
determinations by the Committee with respect to the Plan, any Award, and any Award Agreement are final, binding, and conclusive on all parties.

ARTICLE 6: STOCK OPTIONS.

         6.1  General.   The   Committee  is  authorized  to  grant  Options  to
Participants on the following terms and conditions:

                  (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that such exercise price shall not be less than eight-five percent (85%) of the Fair Market Value as of the date of grant in the case of a Non-Qualified Option and one hundred percent (100%) of such Fair Market Value in the case of an Incentive Stock Option.

                  (b) Payment. Payment for Stock issued upon exercise of an Option shall be made in accordance with Article 9 of the Plan.

                  (c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, that no Option may be exercisable prior to six months following the date of the grant of such Option. The Committee also shall determine the expiration date of each Option and the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may provide in any Award Agreement with respect to an Option for expiration prior to its expiration date, or for accelerated exercisability, in the event of the Participant's death, disability, retirement, termination of service, or other events.

                  (d) Evidence of Option. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee. The Award Agreement shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Option.

         6.2 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                  (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

                  (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

                  (c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of
         Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00. Any Options granted that exceed this threshold shall be automatically deemed Non-Qualified Options.

                  (d) Ten Percent Owners. An Incentive Stock Option may be granted to a Ten Percent Owner, provided that at the time such option is granted the exercise price per share of Stock shall not be less than 110% of the Fair Market Value and such option by its terms is not exercisable after the expiration of five (5) years from the date of its grant.

                  (e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the expiration of ten (10) years from the Effective Date.

                  (f) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

                  (g) Employees Only. Only common law employees of the Company or a Subsidiary are eligible to receive Incentive Stock Options.

ARTICLE 7:  RESTRICTED STOCK AWARDS.

         7.1 Restricted Stock Awards. The Committee is authorized to make Awards of Restricted Stock to Participants either in the form of a grant of Stock or an offer to sell Stock to a Participant, in such amounts and subject to such terms, conditions and restrictions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement. An Award Agreement may specify whether, and to what extent, holders of Restricted Stock Awards shall have voting, dividend and other rights of holders of Stock.

         7.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, including without limitation "vesting" or forfeiture restrictions, as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

         7.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in specified circumstances, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

         7.4 Payment and Certificates for Restricted Stock. If a Restricted Stock Award provides for the purchase of Stock by a Participant, payment shall be made pursuant to Article 9 of the Plan. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. To the extent that an Award is granted in the form of newly issued Restricted Stock, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash, cash equivalents or other legal consideration an amount equal to the par value of such Restricted Stock. To the extent that an Award is granted in the form of Restricted Stock from the Company's treasury, no cash consideration shall be required of the Award recipients. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

         7.5 Restrictions on Restricted Stock Awards. Each Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards may be based on one or more business criteria that apply to the individual participant, a business unit of the Company, a Subsidiary or the Company as a whole, and/or performance as compared with that of other publicly-traded companies. Such criteria may include, but are not limited to, stock price, market share, sales, earnings, earnings per share, return on equity, or costs. The Committee may designate a single performance goal criterion, or multiple performance goal criteria.

ARTICLE 8:  STOCK-REFERENCE AWARDS.

         8.1 Grant of Stock-Reference Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into shares of Stock, and awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified divisions or Subsidiaries of the Company.

         8.2 Restrictions on Stock-Reference Awards. Each Stock-Reference Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards may be based on one or more business criteria that apply to the individual participant, a business unit of the Company, a Subsidiary or the Company as a whole, and/or performance as compared with that of other publicly-traded companies. Such criteria may include, but are not limited to, stock price, market share, sales, earnings, earnings per share, return on equity, or costs. The Committee may designate a single performance goal criterion, or multiple performance goal criteria.

ARTICLE 9:  PAYMENT FOR STOCK PURCHASES; WITHHOLDING TAXES;
            RELOAD OPTIONS.

         9.1 Payment. Payment for Stock purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee in an Award Agreement (or otherwise in writing where permitted by law):

                  (a) by cancellation of indebtedness of the Company to the Participant;

                  (b) by surrender of (or attestation to the ownership of) Stock, valued at Fair Market Value on the date new Stock is purchased under the Plan; provided, however, that such surrender or attestation shall not be permitted if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Award for financial reporting purposes;

                  (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee, secured by the Stock purchased, and bearing interest at a rate sufficient to avoid imputation of income under Sections 482 and 1274 of the Code; provided, however, that Participants who are not employees of the Company shall not be entitled to purchase Stock with a promissory note unless the note is adequately secured by collateral other than the Stock; provided, further, that in the case of newly issued shares of Stock, the portion of the Purchase Price equal to the par value of the Stock, if any, must be paid in cash or other legal consideration;

                  (d) by waiver of compensation due or accrued to Participant for services rendered;

                  (e) by tender of property acceptable to the Committee;

                  (f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock then exists:

                           (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased to pay for the exercise price and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price and any such withholding taxes directly to the Company;

                           (2) through a "margin"  commitment from  Participant
                  and a NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price and any such withholding taxes directly to the Company; or

                           (3) through any other "cashless  exercise"  procedure
                  approved by the Committee; or

                  (g) by any combination of the foregoing.

         9.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

         9.3 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements. With respect to withholding required upon any taxable event relating to the issuance of Stock under the Plan, Participants may elect, subject to the Committee's approval and any rules or policies adopted by the Committee from time to time, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes. The Committee may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

         9.4 Reload Options. Award Agreements may contain a provision pursuant to which a Participant who pays all or a portion of the exercise price of an Option or the tax required to be withheld pursuant to an exercise of an Option by surrendering shares of Stock pursuant to Sections 9.1 or 9.3, respectively, shall be automatically granted an Option for the purchase of Stock equal to the number of shares surrendered (a "Reload Option"). The grant of the Reload Option shall be effective on the date the Participant surrenders the shares of Stock in respect of which the Reload Option is granted (the "Reload Date"). The Reload Option shall have an exercise price equal to the Fair Market Value of the Stock on the Reload Date, and shall have a term which is no longer, and which shall lapse no later, than the original term of the underlying option. If stock otherwise available under an Incentive Stock Option is withheld pursuant to
Section 9.3, any Reload Option granted in connection with the withholding shall be treated as a new Incentive Stock Option, subject to the rules set forth in
Section 6.2.

ARTICLE 10:  ADDITIONAL PROVISIONS APPLICABLE TO AWARDS.

         10.1 Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         10.2 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

         10.3 Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

         10.4 Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

         10.5 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will, beneficiary designation or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(A) of the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may determine and specify in any Award Agreement for an Award other than an Award that includes an Incentive Stock Option, at the time of granting an Award or thereafter, that a Participant may assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust benefiting such individuals or classes of individuals, or to a partnership or other entity in which all partners or equity owners are such individuals, subject to such restrictions, limitations, or conditions as the Committee deems to be appropriate.

         10.6 Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

ARTICLE 11:  CHANGES IN CAPITAL STRUCTURE; CHANGE OF CONTROL.

         11.1 General; Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Stock, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the price of the Stock, a combination or consolidation of the outstanding Stock (by classification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of shares of Stock available for future Awards under Article 3, (b) the limitations set forth in Article 3, (c) the number and kind of shares of Stock covered by each outstanding Award or (d) the exercise price under each outstanding Option or other Award in the nature of rights that may be exercised. Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

         11.2   Dissolution  or  Liquidation.   To  the  extent  not  previously
exercised, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

         11.3 Reorganizations. In the event that the Company is a party to a merger, consolidation or other reorganization, outstanding Awards shall be subject to the agreement of merger, consolidation or reorganization. The Committee shall cause such agreement to provide (a) for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation),
(b) for their assumption by the surviving corporation or its parent or subsidiary, (c) for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, (d) for accelerated vesting, accelerated expiration and/or lapse of restrictions, or (e) for settlement in cash or cash equivalents.

         11.4 Effect of Change of Control. The Committee may determine and specify in any Award Agreement, at the time of granting an Award or thereafter, that any or all outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and any or all restrictions on other Awards shall lapse, upon the effectiveness of a Change of Control, subject to the following limitations:

                  (a) In the case of an Incentive Stock Option, the acceleration of exercisability shall not occur without the Participant's written consent.

                  (b) If the Company and the other party to the transaction constituting a Change of Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the surviving entity's independent public accountants determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

ARTICLE 12:  AMENDMENT, MODIFICATION, AND TERMINATION.

         12.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. An amendment or modification of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations and rules.

         12.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 13:  GENERAL RESTRICTIONS.

         13.1 Prohibitions on Awards. The following actions are not permissible with respect to more than 10% of the total shares authorized under the Plan:

                  (a) Amending an outstanding Option to decrease the exercise price;

                  (b) Issuing a Non-Qualified Option with an exercise price of less than 100% of Fair Market Value;

                  (c) Granting Stock Awards that are not subject to any restrictions or performance conditions unless the award is in lieu of cash compensation and is valued at Fair Market Value; and

                  (d) Granting Restricted Stock Awards that are not subject to either (i) a vesting condition or repurchase option on behalf of the Company that is measured over not less than three years, or (ii) performance criteria that must be satisfied prior to vesting and an additional vesting condition or repurchase option on behalf of the Company that is measured over not less than one year.

ARTICLE 14:  GENERAL PROVISIONS.

         14.1 No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

         14.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

         14.3 No Right to Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the "at will" nature of any
Participant's employment or other relationship with the Company or any Subsidiary, nor confer upon any Participant any right to continue in the employment or any other relationship of the Company or any Subsidiary, and the Company and each Subsidiary reserve the right to terminate any Participant's employment or other relationship at any time.

         14.4 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

         14.5 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

         14.6 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         14.7 Titles and Headings. The titles and headings of the Articles and Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         14.8 Fractional Shares. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         14.9 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 or its successors under the Exchange Act. To the extent any provision of the Plan or any Award Agreement or any action by the Committee fails to so comply, it shall be void to the extent required by law and voidable as deemed advisable by the Committee.

         14.10 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act any of the shares of Stock paid under the Plan. The Company may restrict the issuance or transfer of such shares in such manner as it deems advisable to ensure the satisfaction of all legal requirements relating to their registration, qualification or listing or any exemption therefrom.

         14.11 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

         14.12 Foreign Jurisdictions. The following additional provisions shall apply to Awards and administration of the Plan in jurisdictions other than the United States:

                  (a) The Committee shall have full power and authority to establish a set of rules ("sub-plan rules") applicable to Awards granted in the United Kingdom, France or in any other particular jurisdiction for the purpose of permitting Awards granted pursuant to such sub-plan rules in that jurisdiction to qualify for favorable local tax treatment. Such sub-plan rules, which may be more restrictive than the provisions of the Plan which would otherwise apply, shall be applicable only with respect to Awards granted to Participants in the jurisdiction covered by any such sub-plan rules. Without limiting the generality of the foregoing, such sub-plan rules may specify more restrictive eligibility requirements than otherwise specified in the Plan, may prescribe a specific vesting schedule, may prescribe a shorter Award term than otherwise permitted under the Plan, or may specify a higher minimum Award price than otherwise set forth in the Plan. Stock issued pursuant to such Awards shall nonetheless be counted against the maximum number of shares specified in the Plan and such Awards and shares shall otherwise be governed by the provisions of this Plan and the instrument evidencing such Award, except as amended pursuant to the relevant sub-plan rules.

                  (b) The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements.

         14.13 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or other rights otherwise than under the Plan.

ARTICLE 15:  DEFINITIONS.

         15.1 Definitions. The following words and phrases shall have the following meanings for purposes of this Plan:

                  (a) "Award" means any Option, Restricted Stock Award, or Stock-Reference Award, or any other right or interest relating to Stock, cash or property, granted to a Participant under the Plan.

                  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Change of Control" means and includes each of the following:

                           (1) Any transaction or series of transactions, whereby any person (as that term is used in Section 13 and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange
                  Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, that for purposes of this paragraph, the term "person" shall exclude
                  (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and
                  (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

                           (2) Any merger, consolidation,  or liquidation of the
                  Company  in  which  the  Company  is  not  the  continuing  or surviving corporation or pursuant to which Stock would be converted into cash, securities, or other property, other than
                  (i) a merger or consolidation  with a wholly owned Subsidiary,
                  (ii) a reincorporation of the Company in a different jurisdiction, or (iii) other transaction in which there is no substantial change in the stockholders of the Company, where in the case of (i), (ii) or (iii) all then outstanding Awards are assumed by the successor corporation, which assumption shall be binding on all Participants;

                           (3) Any merger or  consolidation  of the Company with
                  or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

                           (4) The sale,  transfer,  or other disposition of all
                  or substantially all of the assets of the Company.

                           (5) A change in the  composition  of the Board,  as a
                  result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change of Control (the "original directors") or
                  (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

                  A transaction shall not constitute a Change of Control if its sole purpose is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "Committee"  means the committee of the Board described in
         Article 5.

                  (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (h) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the Nasdaq National Market(or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

                  (i) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (j) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

                  (k)  "Option"  means a right  granted to a  Participant  under
         Article 6 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                  (l) "Participant" means a person who, as an officer, director, employee, consultant, independent contractor, or adviser of the Company or any Subsidiary, has been granted an Award under the Plan.

                  (m) "Predecessor Plan" means the 1994 Equity Incentive Plan of the Company.

                  (n) "Plan" means the Viasoft, Inc. 1997 Equity Incentive Plan, as amended from time to time.

                  (o)  "Restricted   Stock  Award"  means  Stock  granted  to  a
         Participant or offered for sale to a Participant under Article 7.

                  (p) "Securities Act" means the Securities Act of 1933, as amended.

                  (q) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

                  (r) "Stock-Reference Award" means a right, granted to a Participant under Article 8.

                  (s) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                  (t) "Ten Percent Owner" means any individual who, at the date of grant of an Incentive Stock Option, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or a Subsidiary. For purposes of determining such percentage, the following rules shall apply:

                           (1) the individual with respect to whom such percentage is being determined shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and

                           (2) Stock owned, directly or indirectly,  by or for a
                  corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.